PRESS RELEASE FOR EAGLE BANCORP, INC. IMMEDIATE RELEASE CONTACT: Eric R. Newell April 23, 2025 240.497.1796 EAGLE BANCORP, INC. ANNOUNCES FIRST QUARTER 2025 RESULTS AND CASH DIVIDEND BETHESDA, MD, Eagle Bancorp, Inc. ("Eagle", the "Company") (NASDAQ: EGBN), the Bethesda- based holding company for EagleBank, one of the largest community banks in the Washington D.C. area, reported its unaudited results for the first quarter ended March 31, 2025. Eagle reported net income of $1.7 million or $0.06 per diluted share for the first quarter 2025, compared to net income of $15.3 million or $0.50 per diluted share during the fourth quarter. Pre-provision net revenue ("PPNR")1 in the first quarter was $28.4 million compared to $30.3 million for the prior quarter. The $13.6 million decrease in net income from the prior quarter is primarily due to a $14.1 million increase in provision expense, a $5.1 million decline in net interest income, and a $0.9 million increase in noninterest expenses. These factors were partially offset by a $4.1 million increase in noninterest income. Additionally, the Company is announcing today a cash dividend in the amount of $0.165 per share. The cash dividend will be payable on May 16, 2025 to shareholders of record on May 5, 2025. "In the first quarter, we began to see tangible results from our strategic focus,'' said Susan G. Riel, Chair, President, and Chief Executive Officer of the Company. "We achieved solid period-end growth in our C&I portfolio, which increased by $109 million, or 4.3%, and total deposits grew by $146.2 million, or 1.6%. Both increases reflect the continued emphasis we’ve placed on these core areas of our business. We are encouraged by this early progress, and we remain focused on executing our strategy and positioning the Company to return to sustained profitability as we navigate this environment." Eric R. Newell, Chief Financial Officer of the Company said, "We grew deposits across both digital and branch channels in the first quarter, though a continued shift from noninterest bearing to interest bearing accounts pressured net interest margin. Valuation risk in our office portfolio remains a concern and was the primary driver of the provision for credit losses. The credit loss reserve coverage rose to 1.63% of total loans, up 19 basis points from last quarter. Our capital position remains strong, with common equity tier one capital at 14.6% and our tangible common equity1 ratio exceeding 10%. We will continue to evaluate capital allocation decisions, in alignment with long-term franchise value and our objective of capital accretion." Ms. Riel added, "I want to thank all our employees for their continued dedication and for helping to cultivate a culture grounded in respect, collaboration, and service — both within our organization and across the communities we serve." 1 1 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measures tables that accompany this document.

First Quarter 2025 Key Elements • The Company announces today the declaration of a common stock dividend of $0.165 per share. • The ACL as a percentage of total loans was 1.63% at quarter-end; up from 1.44% at the prior quarter-end. Performing office coverage2 was 5.78% at quarter-end; as compared to 3.81% at the prior quarter-end. • Nonperforming assets decreased $8.5 million to $202.9 million as of March 31, 2025 and were 1.79% of total assets compared to 1.90% as of December 31, 2024. Inflows to non-performing loans in the quarter totaled $4.6 million offset by a reduction of $12.9 million. The reduction was predominantly associated with the $11.2 million nonperforming loans that were charged off during the quarter. • Substandard loans increased $75.2 million to $501.6 million primarily reflecting continued stress within the office loan portfolio. Special mention loans increased $28.6 million to $273.4 million at March 31, 2025 as we proactively identified credits showing signs of potential weakness. These increases reflect our conservative credit risk management approach and the ongoing impact of the uncertain operating environment in the Washington DC metro area. • Annualized quarterly net charge-offs for the first quarter were 0.57% compared to 0.48% for the fourth quarter 2024. • The net interest margin ("NIM") decreased to 2.28% for the first quarter 2025, compared to 2.29% for the prior quarter, primarily due to an increase in the average mix of interest-bearing deposits versus noninterest bearing deposits in the first quarter versus the fourth quarter. • At quarter-end, the common equity ratio, tangible common equity ratio1, and common equity tier 1 capital (to risk-weighted assets) ratio were 11.00%, 11.00%, and 14.61%, respectively. • Total estimated insured deposits decreased at quarter-end to $6.9 billion, or 74.7% of deposits, compared to $7.0 billion, or 76.4% of deposits from the fourth quarter. • Total on-balance sheet liquidity and available capacity was $4.8 billion, up $244.9 million from the prior quarter. Income Statement • Net interest income was $65.6 million for the first quarter 2025, compared to $70.8 million for the prior quarter. The decrease in net interest income was primarily driven by two fewer days in the quarter, lower average interest bearing cash balances, lower rates on loans, and a higher average mix of interest bearing deposits. Both interest income and interest expense declined due to lower rates. • Provision for credit losses was $26.3 million for the first quarter 2025, compared to $12.1 million for the prior quarter. The increase in the provision for the quarter is attributed predominately to the replenishment of the reserve following net charge-offs of $11.2 million and an increase in the qualitative overlay. The increase in the overlay relates to updated assumptions associated with the probability of default and probability of loss associated with commercial real estate office loans. Reserve for unfunded commitments was a reversal of $0.3 million due primarily to lower unfunded commitments in our construction portfolio. This compared to a reversal for unfunded commitments in the prior quarter of $1.6 million. 2 1 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measures tables that accompany this document. 2 Calculated as the ACL attributable to loans collateralized by performing office properties as a percentage of total loans.

• Noninterest income was $8.2 million for the first quarter 2025, compared to $4.1 million for the prior quarter. The primary driver for the increase was an increase in income associated with a $200 million separate account BOLI transaction that was entered into in the first quarter. • Noninterest expense was $45.5 million for the first quarter 2025, compared to $44.5 million for the prior quarter. The increase over the comparative quarters was primarily due to increased legal, accounting, and professional fees. Loans and Funding • Total loans were $7.9 billion at March 31, 2025, up 0.1% from the prior quarter-end. The increase in total loans was driven by an increase in owner occupied commercial real estate loans from the prior quarter-end, offset by a decrease in income producing commercial real estate loans. • Total deposits at quarter-end were $9.3 billion, up $146.2 million, or 1.6%, from the prior quarter- end. The increase was primarily attributable to an increase in time deposit accounts. Period end deposits have increased $775.8 million when compared to prior year comparable period end of March 31, 2024. • Other short-term borrowings were $0.5 billion at March 31, 2025, consistent with the prior quarter-end. Asset Quality • Allowance for credit losses was 1.63% of total loans held for investment at March 31, 2025, compared to 1.44% at the prior quarter-end. Performing office coverage was 5.78% at quarter-end; as compared to 3.81% at the prior quarter-end. • Net charge-offs were $11.2 million for the quarter compared to $9.5 million in the fourth quarter of 2024. • Nonperforming assets were $202.9 million at March 31, 2025. ◦ NPAs as a percentage of assets were 1.79% at March 31, 2025, compared to 1.90% at the prior quarter-end. At March 31, 2025, other real estate owned consisted of four properties with an aggregate carrying value of $2.5 million. The decrease in NPAs was predominantly associated with charge-offs as previously noted. ◦ Loans 30-89 days past due were $83.0 million at March 31, 2025, compared to $26.8 million at the prior quarter-end. Capital • Total shareholders' equity was $1.2 billion at March 31, 2025, up 1.5% from the prior quarter- end. The increase in shareholders' equity of $18.8 million was due to an increase in valuations of available-for-sale securities. • Book value per share and tangible book value per share3 was $40.99 and $40.99, up 1.0% from the prior quarter-end. 3 3 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measures tables that accompany this document.

Additional financial information: The financial information that follows provides more detail on the Company's financial performance for the three months ended March 31, 2025 as compared to the three months ended December 31, 2024 and March 31, 2024, as well as eight quarters of trend data. Persons wishing additional information should refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and other reports filed with the SEC. About Eagle Bancorp: The Company is the holding company for EagleBank, which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through twelve banking offices and four lending offices located in Suburban Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace, and is committed to a culture of respect, diversity, equity and inclusion in both its workplace and the communities in which it operates. Conference call: Eagle Bancorp will host a conference call to discuss its first quarter 2025 financial results on Thursday, April 24, 2025 at 10:00 a.m. Eastern Time. The listen-only webcast can be accessed at: • https://edge.media-server.com/mmc/p/ctj63jcb [edge.media-server.com] • For analysts who wish to participate in the conference call, please register at the following URL: https://register-conf.media-server.com/register/BI971bee7d90814ddfa9d86f2a9d158184 [register- conf.media-server.com] • A replay of the conference call will be available on the Company's website through Thursday, May 8, 2025: https://www.eaglebankcorp.com/ Forward-looking statements: This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "can," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," "could," "strive," "feel" and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company's market (including reductions in the size of the federal government workforce; changes in government spending; the proposal, announcement or imposition of tariffs; volatility in interest rates and interest rate policy; inflation levels; competitive factors) and other conditions (such as the impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks), which by their nature are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 and in other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results are not necessarily indicative of future performance, and nothing contained herein is meant to or should be considered and treated as earnings guidance of future quarters' performance projections. All information is as of the date of this press release. Any forward-looking statements made by or on behalf of the Company speak only as to the date they are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason. 4

Eagle Bancorp, Inc. Consolidated Statements of Operations (Unaudited) (Dollars in thousands, except per share data) Three Months Ended March 31, December 31, March 31, 2025 2024 2024 Interest Income Interest and fees on loans $ 126,136 $ 132,943 $ 137,994 Interest and dividends on investment securities 11,912 12,307 12,680 Interest on balances with other banks and short-term investments 15,803 23,045 24,862 Interest on federal funds sold 27 122 66 Total interest income 153,878 168,417 175,602 Interest Expense Interest on deposits 77,211 83,002 79,383 Interest on customer repurchase agreements 260 294 315 Interest on other short-term borrowings 8,733 9,530 21,206 Interest on long-term borrowings 2,025 4,797 — Total interest expense 88,229 97,623 100,904 Net Interest Income 65,649 70,794 74,698 Provision for Credit Losses 26,255 12,132 35,175 Provision (Reversal) for Credit Losses for Unfunded Commitments (297) (1,598) 456 Net Interest Income After Provision for Credit Losses 39,691 60,260 39,067 Noninterest Income Service charges on deposits 1,743 1,744 1,699 Gain on sale of loans — — — Net gain on sale of investment securities 4 4 4 Increase in cash surrender value of bank-owned life insurance 4,282 742 703 Other income 2,178 1,577 1,183 Total noninterest income 8,207 4,067 3,589 Noninterest Expense Salaries and employee benefits 21,968 22,597 21,726 Premises and equipment expenses 3,203 2,635 3,059 Marketing and advertising 1,371 1,340 859 Data processing 3,978 3,870 3,293 Legal, accounting and professional fees 3,122 641 2,507 FDIC insurance 8,962 9,281 6,412 Other expenses 2,847 4,168 2,141 Total noninterest expense 45,451 44,532 39,997 Income Before Income Tax Expense 2,447 19,795 2,659 Income Tax Expense 772 4,505 2,997 Net (Loss) Income $ 1,675 $ 15,290 $ (338) (Loss) Earnings Per Common Share Basic $ 0.06 $ 0.51 $ (0.01) Diluted $ 0.06 $ 0.50 $ (0.01) 5

Eagle Bancorp, Inc. Consolidated Balance Sheets (Unaudited) (Dollars in thousands, except per share data) March 31, December 31, March 31, 2025 2024 2024 Assets Cash and due from banks $ 12,516 $ 11,882 $ 10,076 Federal funds sold 2,968 2,581 11,343 Interest-bearing deposits with banks and other short-term investments 661,173 619,017 696,453 Investment securities available-for-sale at fair value (amortized cost of $1,330,077, $1,408,935, and $1,613,659 respectively, and allowance for credit losses of $0, $22, and $17, respectively) 1,214,237 1,267,404 1,445,034 Investment securities held-to-maturity at amortized cost, net of allowance for credit losses of $1,275, $1,306, and $1,957 respectively (fair value of $820,530, $820,381, and $878,159 respectively) 924,473 938,647 1,000,732 Federal Reserve and Federal Home Loan Bank stock 51,467 51,763 54,678 Loans held for sale 15,251 — — Loans 7,943,306 7,934,888 7,982,702 Less: allowance for credit losses (129,469) (114,390) (99,684) Loans, net 7,813,837 7,820,498 7,883,018 Premises and equipment, net 7,079 7,694 9,504 Operating lease right-of-use assets 32,769 18,494 17,679 Deferred income taxes 84,798 91,472 87,813 Bank-owned life insurance 320,055 115,806 113,624 Goodwill and intangible assets, net 11 16 104,611 Other real estate owned 2,459 2,743 773 Other assets 174,268 181,491 177,310 Total Assets 11,317,361 11,129,508 11,612,648 Liabilities and Shareholders' Equity Liabilities Deposits: Noninterest-bearing demand 1,607,826 1,544,403 1,835,524 Interest-bearing transaction 926,722 1,211,791 1,207,566 Savings and money market 3,558,919 3,599,221 3,235,391 Time deposits 3,183,801 2,775,663 2,222,958 Total deposits 9,277,268 9,131,078 8,501,439 Customer repurchase agreements 32,357 33,157 37,059 Other short-term borrowings 490,000 490,000 1,669,948 Long-term borrowings 76,181 76,108 — Operating lease liabilities 38,484 23,815 21,611 Reserve for unfunded commitments 3,166 3,463 6,045 Other liabilities 155,014 145,826 117,133 Total Liabilities 10,072,470 9,903,447 10,353,235 Shareholders' Equity Common stock, par value $0.01 per share; shares authorized 100,000,000, shares issued and outstanding 30,368,843, 30,202,003, and 30,185,732 respectively 300 298 297 Additional paid-in capital 386,535 384,932 377,334 Retained earnings 978,995 982,304 1,047,550 Accumulated other comprehensive loss (120,939) (141,473) (165,768) 6

Total Shareholders' Equity 1,244,891 1,226,061 1,259,413 Total Liabilities and Shareholders' Equity $ 11,317,361 $ 11,129,508 $ 11,612,648 7

Loan Mix and Asset Quality
(Dollars in thousands)

	March 31, 2025		December 31, 2024		March 31, 2024	
	Amount	%	Amount	%	Amount	%
Loan Balances - Period End:						
Commercial	$ 1,178,343	15 %	$ 1,183,341	15 %	$ 1,408,767	18 %
PPP loans	226	— %	287	— %	$ 467	— %
Income producing - commercial real estate	3,967,124	49 %	4,064,846	51 %	$ 4,040,655	50 %
Owner occupied - commercial real estate	1,403,668	18 %	1,269,669	16 %	$ 1,185,582	15 %
Real estate mortgage - residential	48,821	1 %	50,535	1 %	$ 72,087	1 %
Construction - commercial and residential	1,210,788	15 %	1,210,763	15 %	$ 1,082,556	13 %
Construction - C&I (owner occupied)	83,417	1 %	103,259	1 %	$ 138,379	2 %
Home equity	50,121	1 %	51,130	1 %	$ 53,251	1 %
Other consumer	798	— %	1,058	— %	$ 958	— %
Total loans	$ 7,943,306	100 %	$ 7,934,888	100 %	$ 7,982,702	100 %

	Three Months Ended or As Of		
	March 31, 2025	December 31, 2024	March 31, 2024
Asset Quality:			
Nonperforming loans	$ 200,447	$ 208,707	$ 91,491
Other real estate owned	2,459	2,743	773
Nonperforming assets	$ 202,906	$ 211,450	$ 92,264
Net charge-offs	$ 11,230	$ 9,535	$ 21,430
Special mention	$ 273,380	$ 244,807	$ 265,348
Substandard	$ 501,565	$ 426,366	$ 361,776

8

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields And Rates vs. Prior Quarter (Unaudited)
(Dollars in thousands)

	Three Months Ended					
	March 31, 2025			December 31, 2024		
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS						
Interest earning assets:						
Interest-bearing deposits with other banks and other short-term investments	$ 1,445,054	$ 15,803	4.44 %	$ 1,948,436	$ 23,045	4.71 %
Loans held for sale [(1)]	169	—	— %	—	—	— %
Loans [(1) (2)]	7,933,695	126,136	6.45 %	7,971,907	132,943	6.63 %
Investment securities available-for-sale [(2)]	1,321,954	6,858	2.10 %	1,417,958	7,142	2.00 %
Investment securities held-to-maturity [(2)]	933,880	5,055	2.20 %	952,800	5,165	2.16 %
Federal funds sold	5,410	27	2.02 %	12,839	122	3.78 %
Total interest earning assets	11,640,162	153,879	5.36 %	12,303,940	168,417	5.45 %
Total noninterest earning assets	596,585			386,014		
Less: allowance for credit losses	(118,557)			(114,232)		
Total noninterest earning assets	478,028			271,782		
TOTAL ASSETS	$ 12,118,190			$ 12,575,722		
LIABILITIES AND SHAREHOLDERS' EQUITY						
Interest bearing liabilities:						
Interest-bearing transaction	$ 1,368,609	$ 9,908	2.94 %	$ 1,674,997	$ 13,048	3.10 %
Savings and money market	3,682,217	32,389	3.57 %	3,648,502	35,262	3.84 %
Time deposits	2,951,111	34,914	4.80 %	2,804,870	34,692	4.92 %
Total interest bearing deposits	8,001,937	77,211	3.91 %	8,128,369	83,002	4.06 %
Customer repurchase agreements	36,572	260	2.88 %	38,750	294	3.02 %
Other short-term borrowings	682,222	8,733	5.19 %	1,003,587	12,296	4.87 %
Long-term borrowings	76,146	2,025	10.79 %	75,939	2,031	10.64 %
Total interest bearing liabilities	8,796,877	88,229	4.07 %	9,246,645	97,623	4.20 %
Noninterest bearing liabilities:						
Noninterest bearing demand	1,881,296			1,928,094		
Other liabilities	197,212			170,411		
Total noninterest bearing liabilities	2,078,508			2,098,505		
Shareholders' equity	1,242,805			1,230,573		
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 12,118,190			$ 12,575,723		
Net interest income		$ 65,650			$ 70,794	
Net interest spread			1.29 %			1.25 %
Net interest margin			2.28 %			2.29 %
Cost of funds			3.35 %			3.48 %

(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $3.8 million and $4.3 million for the three months ended March 31, 2025 and December 31, 2024, respectively.

(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

9

Eagle Bancorp, Inc.

Consolidated Average Balances, Interest Yields And Rates vs. Year Ago Quarter (Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,					
	2025			2024		
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS						
Interest earning assets:						
Interest-bearing deposits with other banks and other short-term investments	$ 1,445,054	$ 15,803	4.44 %	$ 1,841,771	$ 24,862	5.43 %
Loans held for sale [1]	169	—	— %	—	—	— %
Loans [1] [2]	7,933,695	126,136	6.45 %	7,988,941	137,994	6.95 %
Investment securities available-for-sale [2]	1,321,954	6,858	2.10 %	1,516,503	7,247	1.92 %
Investment securities held-to-maturity [2]	933,880	5,055	2.20 %	1,011,231	5,433	2.16 %
Federal funds sold	5,410	27	2.02 %	7,051	66	3.76 %
Total interest earning assets	11,640,162	153,879	5.36 %	12,365,497	175,602	5.71 %
Total noninterest earning assets	596,585			508,987		
Less: allowance for credit losses	(118,557)			(90,014)		
Total noninterest earning assets	478,028			418,973		
TOTAL ASSETS	$ 12,118,190			$ 12,784,470		
LIABILITIES AND SHAREHOLDERS' EQUITY						
Interest bearing liabilities:						
Interest-bearing transaction	$ 1,368,609	$ 9,908	2.94 %	$ 1,833,493	$ 16,830	3.69 %
Savings and money market	3,682,217	32,389	3.57 %	3,423,388	35,930	4.22 %
Time deposits	2,951,111	34,914	4.80 %	2,187,320	26,623	4.90 %
Total interest bearing deposits	8,001,937	77,211	3.91 %	—	—	4.29 %
Customer repurchase agreements	36,572	260	2.88 %	36,084	315	3.51 %
Other short-term borrowings	682,222	8,733	5.19 %	1,796,863	21,206	4.75 %
Long-term borrowings	76,146	2,025	10.79 %	—	—	— %
Total interest bearing liabilities	8,796,877	88,229	4.07 %	9,277,148	100,904	4.37 %
Noninterest bearing liabilities:						
Noninterest bearing demand	1,881,296			2,057,460		
Other liabilities	197,212			160,206		
Total noninterest bearing liabilities	2,078,508			2,217,666		
Shareholders' equity	1,242,805			1,289,656		
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 12,118,190			$ 12,784,470		
Net interest income		$ 65,650			$ 74,698	
Net interest spread			1.29 %			1.34 %
Net interest margin			2.28 %			2.43 %
Cost of funds			3.35 %			3.58 %

(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $3.8 million and $5.1 million for the three months ended March 31, 2025 and 2024, respectively.

(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

10

Eagle Bancorp, Inc.
Statements of Operations and Highlights Quarterly Trends (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended							
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Income Statements:								
Total interest income	$ 153,878	$ 168,417	$ 173,813	$ 169,731	$ 175,602	$ 167,421	$ 161,149	$ 156,510
Total interest expense	88,229	97,623	101,970	98,378	100,904	94,429	90,430	84,699
Net interest income	65,649	70,794	71,843	71,353	74,698	72,992	70,719	71,811
Provision for credit losses	26,255	12,132	10,094	8,959	35,175	14,490	5,644	5,238
Provision (reversal) for credit losses for unfunded commitments	(297)	(1,598)	(1,593)	608	456	(594)	(839)	318
Net interest income after provision for credit losses	39,691	60,260	63,342	61,786	39,067	59,096	65,914	66,255
Noninterest income before investment gain	8,203	4,063	6,948	5,329	3,585	2,891	6,342	8,593
Net gain on sale of investment securities	4	4	3	3	4	3	5	2
Total noninterest income	8,207	4,067	6,951	5,332	3,589	2,894	6,347	8,595
Salaries and employee benefits	21,968	22,597	21,675	21,770	21,726	18,416	21,549	21,957
Premises and equipment expenses	3,203	2,635	2,794	2,894	3,059	2,967	3,095	3,227
Marketing and advertising	1,371	1,340	1,588	1,662	859	1,071	768	884
Goodwill impairment	—	—	—	104,168	—	—	—	—
Other expenses	18,909	17,960	17,557	15,997	14,353	14,644	12,221	11,910
Total noninterest expense	45,451	44,532	43,614	146,491	39,997	37,098	37,633	37,978
(Loss) income before income tax expense	2,447	19,795	26,679	(79,373)	2,659	24,892	34,628	36,872
Income tax expense	772	4,505	4,864	4,429	2,997	4,667	7,245	8,180
Net (loss) income	1,675	15,290	21,815	(83,802)	(338)	20,225	27,383	28,692
Per Share Data:								
(Loss) earnings per weighted average common share, basic	$ 0.06	$ 0.51	$ 0.72	$ (2.78)	$ (0.01)	$ 0.68	$ 0.91	$ 0.94
(Loss) earnings per weighted average common share, diluted	$ 0.06	$ 0.50	$ 0.72	$ (2.78)	$ (0.01)	$ 0.67	$ 0.91	$ 0.94
Weighted average common shares outstanding, basic	30,275,001	30,199,433	30,173,852	30,185,609	30,068,173	29,925,557	29,910,218	30,454,766
Weighted average common shares outstanding, diluted	30,404,262	30,321,644	30,241,699	30,185,609	30,068,173	29,966,962	29,944,692	30,505,468
Actual shares outstanding at period end	30,368,843	30,202,003	30,173,200	30,180,482	30,185,732	29,925,612	29,917,982	29,912,082
Book value per common share at period end	$ 40.99	$ 40.60	$ 40.61	$ 38.75	$ 41.72	$ 42.58	$ 40.64	$ 40.78
Tangible book value per common share at period end [(1)]	$ 40.99	$ 40.59	$ 40.61	$ 38.74	$ 38.26	$ 39.08	$ 37.12	$ 37.29
Dividend per common share	$ 0.17	$ —	$ 0.17	$ 0.45	$ 0.45	$ 0.45	$ 0.45	$ 0.45
Performance Ratios (annualized):								
Return on average assets	0.06 %	0.48 %	0.70 %	(2.73)%	(0.01)%	0.65 %	0.91 %	0.96 %
Return on average common equity	0.55 %	4.94 %	7.22 %	(26.67)%	(0.11)%	6.48 %	8.80 %	9.24 %
Return on average tangible common equity [(1)]	0.55 %	4.94 %	7.22 %	(28.96)%	(0.11)%	7.08 %	9.61 %	10.08 %
Net interest margin	2.28 %	2.29 %	2.37 %	2.40 %	2.43 %	2.45 %	2.43 %	2.49 %
Efficiency ratio [(1)(2)]	61.50 %	59.50 %	55.40 %	191.00 %	51.10 %	48.90 %	48.83 %	47.20 %
Other Ratios:								
Allowance for credit losses to total loans [(3)]	1.63 %	1.44 %	1.40 %	1.33 %	1.25 %	1.08 %	1.05 %	1.00 %
Allowance for credit losses to total nonperforming loans	64.59 %	54.81 %	83.25 %	110.06 %	108.76 %	131.16 %	118.78 %	267.50 %
Nonperforming assets to total assets	1.79 %	1.90 %	1.22 %	0.88 %	0.79 %	0.57 %	0.64 %	0.28 %
Net charge-offs (recoveries) (annualized) to average total loans [(3)]	0.57 %	0.48 %	0.26 %	0.11 %	1.07 %	0.60 %	0.02 %	0.29 %
Tier 1 capital (to average assets)	11.11 %	10.74 %	10.77 %	10.58 %	10.26 %	10.73 %	10.96 %	10.84 %
Total capital (to risk weighted assets)	15.86 %	15.86 %	15.51 %	15.07 %	14.87 %	14.79 %	14.54 %	14.51 %
Common equity tier 1 capital (to risk weighted assets)	14.61 %	14.63 %	14.30 %	13.92 %	13.80 %	13.90 %	13.68 %	13.55 %
Tangible common equity ratio [(1)]	11.00 %	11.02 %	10.86 %	10.35 %	10.03 %	10.12 %	10.04 %	10.21 %
Average Balances (in thousands):								
Total assets	$ 12,118,190	$ 12,575,722	$ 12,360,899	$ 12,361,500	$ 12,784,470	$ 12,283,303	$ 11,942,905	$ 11,960,111
Total earning assets	$ 11,640,162	$ 12,303,940	$ 12,072,891	$ 11,953,446	$ 12,365,497	$ 11,837,722	$ 11,532,186	$ 11,546,050
Total loans [(2)]	$ 7,933,695	$ 7,971,907	$ 8,026,524	$ 8,003,206	$ 7,988,941	$ 7,963,074	$ 7,795,144	$ 7,790,555
Total deposits	$ 9,883,233	$ 10,056,463	$ 9,344,414	$ 9,225,266	$ 9,501,661	$ 9,471,369	$ 8,946,641	$ 8,514,938
Total borrowings	$ 794,940	$ 1,118,276	$ 1,654,736	$ 1,721,283	$ 1,832,947	$ 1,401,917	$ 1,646,179	$ 2,102,507
Total shareholders' equity	$ 1,242,805	$ 1,230,573	$ 1,201,477	$ 1,263,627	$ 1,289,656	$ 1,238,763	$ 1,235,162	$ 1,245,647

(1) A reconciliation of non-GAAP financial measures to the nearest GAAP measure is provided in the tables that accompany this document.
(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(3) Excludes loans held for sale.

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GAAP Reconciliation to Non-GAAP Financial Measures (unaudited) (dollars in thousands, except per share data) March 31, December 31, March 31, 2025 2024 2024 Tangible common equity Common shareholders' equity $ 1,244,891 $ 1,226,061 $ 1,259,413 Less: Intangible assets (11) (16) (104,611) Tangible common equity $ 1,244,880 $ 1,226,045 $ 1,154,802 Tangible common equity ratio Total assets $ 11,317,361 $ 11,129,508 $ 11,612,648 Less: Intangible assets (11) (16) (104,611) Tangible assets $ 11,317,350 $ 11,129,492 $ 11,508,037 Tangible common equity ratio 11.00% 11.02% 10.03 % Per share calculations Book value per common share $ 40.99 $ 40.60 $ 41.72 Less: Intangible book value per common share $ — $ (0.01) $ (3.46) Tangible book value per common share $ 40.99 $ 40.59 $ 38.26 Shares outstanding at period end 30,368,843 30,202,003 30,185,732 Three Months Ended March 31, December 31, March 31, 2025 2024 2024 Average tangible common equity Average common shareholders' equity $ 1,242,805 $ 1,230,573 $ 1,289,656 Less: Average intangible assets (14) (19) (104,718) Average tangible common equity $ 1,242,791 $ 1,230,554 $ 1,184,938 Return on average tangible common equity Net (loss) income $ 1,675 $ 15,290 $ (338) Return on average tangible common equity 0.55% 4.94% (0.11) % Efficiency ratio Net interest income $ 65,649 $ 70,794 $ 74,698 Noninterest income 8,207 4,067 3,589 Operating revenue $ 73,856 $ 74,861 $ 78,287 Noninterest expense $ 45,451 $ 44,532 $ 39,997 Efficiency ratio 61.54% 59.49% 51.09 % Pre-provision net revenue Net interest income $ 65,649 $ 70,794 $ 74,698 Noninterest income 8,207 4,067 3,589 Less: Noninterest expense (45,451) (44,532) (39,997) Pre-provision net revenue $ 28,405 $ 30,329 $ 38,290 12

Tangible common equity, tangible common equity to tangible assets (the "tangible common equity ratio"), tangible book value per common share, average tangible common equity, and annualized return on average tangible common equity are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity, or tangible common equity, and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company calculates the annualized return on average tangible common equity ratio by dividing net income available to common shareholders by average tangible common equity, which is calculated by excluding the average balance of intangible assets from the average common shareholders' equity. Tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios, and as such tangible equity and related measures are useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions. The efficiency ratio is a non-GAAP measure calculated by dividing GAAP noninterest expense by the sum of GAAP net interest income and GAAP noninterest income. The efficiency ratio measures a bank's overhead as a percentage of its revenue. The Company believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling operational activities. Pre-provision net revenue is a non-GAAP financial measure calculated by subtracting noninterest expenses from the sum of net interest income and noninterest income. The Company considers this information important to shareholders because it illustrates revenue excluding the impact of provisions and reversals to the allowance for credit losses on loans. 13